Exhibit 10.1

                           ASSET PURCHASE AGREEMENT

                                 by and among

                         NATIONAL ASSET RECOVERY CORP.

                               a Nevada Company

                                      and

                           ADVANCED RECOVERY FLORIDA

                             A sole proprietorship

                                      and

                            MICHAEL JAMES BLACKBURN

                    The owners of Advanced Recovery Florida

                            DATED: October 19, 2010

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                           ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement, dated as of October 19, 2010, is made by and among National Asset Recovery Corp., a Nevada corporation (the "NARC"), Advanced Recovery Florida, a sole proprietor (the "Company"), and the Michael James Blackburn , owner of the Company (the "Owner").

                                   RECITALS

WHEREAS, the Owner has agreed to transfer to NARC, and NARC has agreed to acquire from the Owner, , all of the assets and certain liabilities of Company in exchange the mutually agreed purchase price set forth in this Agreement; and

NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   SECTION I
                  EXCHANGE OF SHARES AND SHARE CONSIDERATION

1.1	Purchased Assets.  At the Closing, the Owner shall transfer 100% of the
Assets listed on Schedule 1.1 hereto of the Company to NARC in consideration of an aggregate of 625,000 fully paid and nonassessable shares of Common Stock of NARC, which shall represent approximately 0.7% of the issued and outstanding shares of NARC.

1.2	Assumed Liabilities.  At the Closing, NARC shall assume the Liabilities of the Company listed on Schedule 1.2.

                                  SECTION II

2.1	The NARC Common Stock to be to the Company shall be deemed to constitute
$250,000.   The number of shares is based at $0.40 per share, totaling 625,000 shares (the "Guaranteed Shares"). All of the shares shall be deemed to be "restricted" as that term is defined in the Securities Act of 1933, as amended.  NARC shall deliver NARC Shares within two business days of the
Closing Date. If the closing price of NARC's Common Stock is such that the value of the Guaranteed Shares is less than $120,000 on the date which is six month after the issuance date (or next trading day in the event such date is a weekend day or holiday), the Company shall purchase an aggregate of 300,000
shares of Guaranteed Shares for $120,000.   Also, if the closing price of the
Company's shares of Common Stock on the date which is eight months after issuance (or next trading day in the event such date is a weekend day or holiday) is less than $0.40 per share, the Company shall issue additional shares of Common Stock to render the market value of the unsold Guaranteed Shares to be equal to $0.40 per share, up to an aggregate of $250,000. If NARC files for bankruptcy protection within the first 8 months then the Owner will receive all equipment returned and the leased buildings must be vacated immediately.

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2.2	Michael J. Blackburn shall hold a lien(s) on the equipment that is to be transferred to NARC, pursuant to this agreement. Michael J. Blackburn shall perfect the lien(s) with the State of Florida. Once all terms of Section 2.1 of this agreement are met, Michael J. Blackburn shall issue a release of all liens on the equipment that is to be transferred to NARC.

                                  SECTION III
                                 CLOSING DATE

3.1	Closing Date.  The closing of the Purchase (the "Closing") shall take place at 10:00 a.m. Eastern Time on the day all of the closing conditions set forth in this Agreement have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of executive offices of NARC, or at another mutually agreed upon time and place.

                                  SECTION IV
                    REPRESENTATIONS AND WARRANTIES OF OWNER

4.1	Generally.  Subject to the disclosures contained in the relevant
Schedules attached hereto, the Owner hereby represents and warrants to NARC as follows:

4.1.1	Authority.   The Owner has the right, power, authority and capacity to
execute and deliver this Agreement and each of the Transaction Documents to which the Owner is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Owner is a party, and to perform the Owner's obligations under this Agreement and each of the Transaction Documents to which the Owner is a party. This Agreement has been, and each of the Transaction Documents to the Owner is a party will be, duly and validly authorized and approved, executed and delivered by the Owner. Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than the Owner, this Agreement is, and each of the Transaction Documents to which the Owner is a party have been, duly authorized, executed and delivered by the Owner and constitutes the legal, valid and binding obligation of the Owner, enforceable against the Owner in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

4.1.2	No Conflict.  Neither the execution or delivery by each the Owner of this Agreement or any Transaction Document to which the Owner is a party, nor the consummation or performance by the Owner of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Owner ; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the Owner is a party or by which the properties or assets of the Owner are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the Owner, or any of the properties or assets of the Owner , may be subject.

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4.1.3	Litigation.  There is no pending legal proceeding against the Owner that involves the Company or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement and, to the knowledge of the Owner, no such legal proceeding has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such legal proceeding.

4.1.4	No Brokers or Finders.  No Person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Owner for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Owner will indemnify and hold NARC harmless against any liability or expense arising out of, or in connection with, any such claim.

4.2	Investment Representations.  The Owner hereby represents and warrants, solely with respect to NARC as follows:

4.2.1	Acknowledgment.  The Owner understands and agrees that NARC Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the U.S.


4.2.2	Stock Legends.  The Owner hereby agrees with NARC as follows:

(a)	Securities Act Legend - Accredited Investor.  The certificate(s)
evidencing NARC Shares issued to the Owner and each certificate issued in transfer thereof, will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

(b)	Opinion.  The Owner will not transfer any or all of NARC Shares absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the Shareholders' NARC Shares without first providing NARC with an opinion of counsel (which counsel

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and opinion are reasonably satisfactory to NARC) to the effect that such transfer will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

                                   SECTION V
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the disclosures contained in the relevant Schedules attached hereto, the Company represents and warrants to NARC as follows:

5.1	Organization and Qualification.

5.1.1	The Company has all requisite authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted, to own, hold and operate its properties and assets as now owned, held and operated by it.

5.2	Subsidiaries.  - The Company does not own directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise.

5.3	Organizational Documents and Financial Statements.

5.3.1	The Company has delivered its audited financial statements for the past two years (including the year ended December 31, 2009) and the Company represents that they comply with generally accepted accounting principles
(GAAP) and are true and correct.

5.4	Authorization and Validity of this Agreement.  The Company has all requisite authority and power (corporate and other), authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which the Company is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which the Company is a party, to perform its obligations under this Agreement and each of the Transaction Documents to which the Company is a party, The execution, delivery and performance by the Company of this Agreement and each of the Transaction Documents to which the Company is a party requires no authorization, consent, approval, license, exemption of or filing or registration with any governmental authority or other person.

5.5	Binding Obligations.  Assuming this Agreement and the Transaction
Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than the Company, this Agreement and each of the Transaction Documents to which the Company is a party are duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

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5.6	No Violation.  Neither the execution nor the delivery by the Company of this Agreement or any Transaction Document to which the Company is a party, nor the consummation or performance by the Company of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the Company; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any lien under, any agreement or instrument to which the Company is a party or by which the properties or assets of the Company are bound; (c) contravene, conflict with, or result in a violation of, any law or order to which the Company, or any of the properties or assets owned or used by the Company, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any governmental authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by the Company or that otherwise relate to the business of, or any of the properties or assets owned or used by, the Company.

5.7	Compliance with Laws and Other Instruments.  The business and operations of the Company have been and are being conducted in accordance with all applicable laws and orders.

5.8	Certain Proceedings.  There is no pending legal proceeding that has been commenced against the Company and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated in this Agreement. To the Company's knowledge, no such legal proceeding has been threatened.

5.9	No Brokers or Finders No person has, or as a result of the transactions contemplated herein will have, any right or valid claim against the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity, and the Company will indemnify and hold NARC harmless against any liability or expense arising out of, or in connection with, any such claim.

5.10	Title to and Condition of Properties.  The Company owns (with good and marketable title in the case of real property) or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted, free and clear of all liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of the Company as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, in each case, taken as a whole, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

5.11	Liabilities.  Except as indicated in Company's balance sheet dated
August 1, 2010 totaling a maximum of $50,00,000 Company has not incurred any external liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) which, individually or in the aggregate, are reasonably likely to cause a material adverse effect.

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                                  SECTION VI
                    REPRESENTATIONS AND WARRANTIES OF NARC

Subject to the disclosures contained in the relevant Schedules attached hereto, NARC represents and warrants to Owner and the Company as follows:

6.1	Organization and Qualification.  NARC is duly organized, validly existing and in good standing under the laws of Nevada, has all requisite corporate authority and power, governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and to own, hold and operate its properties and assets as now owned, held and operated by it. NARC is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a material adverse effect.

6.2	Authorization.  NARC has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which NARC is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which NARC is a party and to perform its obligations under this Agreement and each of the Transaction Documents to which NARC is a party. The execution, delivery and performance by NARC of this Agreement and each of the Transaction Documents to which NARC is a party have been duly authorized by all necessary corporate action and do not require from NARC's Board of Directors any consent or approval that has not been validly and lawfully obtained.

6.3	Binding Obligations.  Assuming this Agreement and the Transaction
Documents have been duly and validly authorized, executed and delivered by the parties hereto and thereto other than NARC, this Agreement and each of the Transaction Documents to which NARC is a party are duly authorized, executed and delivered by NARC and constitute the legal, valid and binding obligations of NARC, enforceable against NARC in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

6.4	No Violation.  Neither the execution nor the delivery by NARC or any
Transaction Document to which NARC is a party, nor the consummation or performance by NARC of the transactions contemplated hereby or thereby will, directly or indirectly, contravene, conflict with, or result in a violation of any provision of the organizational documents of NARC or ; b) any agreement or instrument to which NARC is a party or by which the properties or assets of NARC are bound-

6.5	Capitalization and Related Matters.

6.5.1	Capitalization.  The authorized capital stock of NARC consists of
220,000,000 shares: 200,000,000 shares of which are  Common Stock, par value

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$0.001, of which 82,640,000 shares are issued and outstanding immediately prior to the Closing and 20,000,000 of which are Preferred Stock, par value $0.001, of which none are outstanding. All issued and outstanding shares of NARC's Common Stock immediately prior to the Closing - are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights.

6.5.2	Duly Authorized.  The issuance of NARC Shares has been duly authorized and, upon delivery to the Owner of certificates therefor in accordance with the terms of this Agreement, NARC Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than liens created by the Shareholder and restrictions on transfer imposed by this Agreement and the Securities Act.

6.6	Certain Proceedings.  There is no pending legal proceeding that has been commenced against NARC and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of NARC, no such Proceeding has been threatened.

                                  SECTION VII
                    COVENANTS AND AGREEMENTS OF THE PARTIES

7.1	Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and
(ii) not enter into any material transactions or incur any material liability (except in the ordinary course of its business) not required or specifically contemplated hereby, without first obtaining the written consent of the Company and the holders of a majority of voting stock of the Company, on the one hand, and NARC and the holders of a majority of NARC Common Stock, on the other hand. Without the prior written consent of the Company, the Shareholders, or NARC, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

7.2	Public Disclosure.  Except to the extent previously disclosed or to the extent the parties are required by applicable law or regulation to make disclosure, prior to Closing, no party shall issue any statement or communication to the public regarding the transaction contemplated herein without the consent of the other party, which consent shall not be unreasonably withheld. To the extent a party hereto believes it is required by law or regulation to make disclosure regarding the transaction, it shall, if possible, immediately notify the other party prior to such disclosure and provide the opportunity for the other party to make reasonable comments to such disclosure.

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7.3 Employment Agreement.  NARC shall have entered into a three-year employment agreement attached hereto as Exhibit A with Michael James Blackburn pursuant to which Mr. Blackburn shall serve as the Manager of the Company and shall receive a salary of $80,000 per year.

7.4 Bankruptcy. In the event NARC voluntary or involuntary files for bankruptcy protection within the first eight months after the consummation of the transactions contemplated by this Agreement or the Transaction Agreements, NARC and the Principal Shareholder of NARC will take any and all actions to petition the Court to return the Assets of the Company transferred to NARC under this Agreement to the Company.

                                 SECTION VIII
                           INDEMNIFICATION; REMEDIES

8.1	Survival.  All representations, warranties, covenants, and obligations in this Agreement shall expire eighteen (18) months following the date this Agreement is executed (the "Survival Period"). The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

8.2	Indemnifications.  (i) From and after the execution of this Agreement until the expiration of the Survival Period, NARC shall indemnify and hold harmless the Company and the Owner from and against any damages arising, directly or indirectly, from or in connection with:

(a)	any breach of any representation or warranty made by NARC in this
Agreement or any Transaction Document or in any certificate delivered by NARC pursuant to this Agreement;

(b)	any breach by NARC of any covenant or obligation of NARC in this
Agreement or any Transaction Document required to be performed by NARC on or prior to the Closing Date or after the Closing Date; or

(c)	any and all losses, claims, damages, or liabilities against NARC, occurring on or prior to the Closing Date.

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Notwithstanding anything to the contrary contained herein, NARC's total indemnification obligations under this Section - shall be limited to and shall not under any circumstances exceed US $250,000.

(ii) From and after the execution of this Agreement until the expiration of the Survival Period, the Company shall indemnify and hold i) (ii) From and after the execution of this Agreement until the expiration of the Survival Period, the Company and the Owner shall jointly and severally indemnify and harmless NARC , from and against any damages arising, directly or indirectly, from or in connection with:

(a) any breach of any representation or warranty made by the Company and the Owner in this Agreement or any Transaction Document or in any certificate delivered by the Company or Owner pursuant to this Agreement;

(b) any breach by the Company or Owner of any covenant or obligation of the Company or the Owner in this Agreement or any Transaction Document required to be performed by the Company and the Owner on or prior to the Closing Date or after the Closing Date; or

((c) any and all losses, claims, damages, or liabilities against the Company and , occurring on or prior to the Closing Date.

Notwithstanding anything to the contrary contained herein, the Company and the Owner's total indemnification obligations under this Section shall be limited to and shall not under any circumstances exceed US $25,000.

                                  SECTION IX
                              GENERAL PROVISIONS

9.1	Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

9.2	Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered

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mail return receipt requested, two (2) business days after being mailed, (iii)
if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 12.4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to NARC:

William G. Forhan
National Asset Recovery Corp.
9000 Burma Road, Suite 103
Palm Beach Gardens, FL 33403
Telephone: 561-932-1422

with a copy, which shall not constitute notice, to:

The Sourlis Law Firm
214 Broad Street
Red Bank, New Jersey 07701
Attention:  Virginia K. Sourlis, Esq.
Tel No.: 732-530-9007
Fax No.: 732-530-9008

If to the Owner:

Michael James Blackburn
138 Palm Coast Parkway;
NE 175
Palm Coast, FL. 32137

with a copy, which shall not constitute notice, to:

Donald Appignani, P.A.
Attorney At Law
West Point Plaza
389 Palm Coast Pkwy., SW
Suite 4
Palm Coast, Florida 32137
Telephone: (386) 206-9170
Facsimile: (888) 861-2726
E-mail: appignani@aol.com
Web Site: www.donaldappignani.com

9.3	Arbitration.  Any dispute or controversy under this Agreement shall be settled exclusively by arbitration in the City of Palm Beach Gardens of Florida in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitration award in any court having jurisdiction.

9.4	Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.5	Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

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9.6	Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party against whom the enforcement of such amendment is sought.

9.7	Assignments, Successors, and No Third-Party Rights.  No party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

9.8	Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.9	Section Headings, Construction.  The headings of Sections in this
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

9.10	Governing Law.  This Agreement will be governed by the laws of the State of Florida without regard to conflicts of laws principles.

9.11	Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

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                         [COUNTERPART SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

NARC:

National Asset Recovery Corp.


Signed: /s/ William G. Forhan
Name: William G. Forhan
Title:  Chief Executive Officer

Company:

Advanced Recovery Florida


Signed: /s/ Michael James Blackburn
Name: Michael James Blackburn
Title: Owner

Owner:

Signed: /s/ Michael James Blackburn
Name: Michael James Blackburn, individually

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                                 Schedule 1.1

                    Purchased Assets of the Company by NARC

1.  2000 Ford F-450
2.  2005 TETE Flatbed
3.  1998 Dyna Flatbed Trailer
4.  1994 Ford L8000 Semi Tractor
5.  2009 HME Trailer/motor cycle
6.  1996 SRCR 6 Car Auto Transport Trailer
7.  1996 Chevy HT 3500 Lift Truck
8.  1994 TAKE 53 FT Wedge Trailer
9.  1999 Chevy HD 3500 Wheel Lift Truck
10. 1999 GMC HD 3500 Wheel Lift Truck
11. 2000 International DT 466 Flatbed
12. 1999 International DT 466 Box Truck
13. 2000 ELES 12000 LB Flatbed Trailer
14. 2005 Chevy C 6500 Box Truck
15. 1999 Wally MO 7 Car Hauler

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                                 Schedule 1.2

                  Liabilities of the Company Assumed by NARC

1.  Balance on 2004 Ford - $20,000
2.  Balance on copy machine - $10,059
3.  Car - $13,500

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                                   Exhibit A

                Michael James Blackburn's Employment Agreement

                             EMPLOYMENT AGREEMENT

THIS AGREEMENT (the "Agreement") effective the 11th day of October 2010, entered into by and between Michael James Blackburn (Employee") and National Asset Recovery Corp. a Nevada Corporation doing business as National Asset Recovery Corp ("the Company"), with its principal place of business in Palm Beach Gardens, Florida.


The Company desires to employ Employee as its Chief Operating Manager of Advanced Recovery Florida (COM) and Employee desires to be so employed and;

NOW, THEREFORE, the parties desire to memorialize herein the terms and conditions of Employee's employment. In consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the parties hereby acknowledge the receipt and sufficiency of which hereto, the parties agree as follows:

1.	Position & Duties

Employee shall serve as COM upon the terms set forth in this Agreement. Employee shall have the responsibilities inherent in this position and shall report to the COO and the Board of Directors of the Company and Employee shall perform any other duties reasonably required by Company's COO and Board of Directors. The primary duties are: implement corporate business plan, operate the daily business geared for profits, create manuals for operations, train employees, target mergers and acquisitions, and increase corporate market valuation.

2.	Term of Employment.

Subject to the provisions of this Agreement, the term of Employee's employment under this Agreement ("Period of Employment") shall commence on October 11,
2010 until October 11, 2013 (the "Initial Term").   Unless either party elects
to terminate this Agreement at the end of the initial or any renewal term by giving the other party written notice of such election at least ninety (90) days before the expiration of the then current term, this Agreement shall be deemed to have been renewed for an additional term of one (1) year commencing on the day after the expiration of the then current term. Either party may elect not to renew this Agreement with or without cause, in which case this
Section 2 shall govern Employee's termination, and not Section 5. Upon expiration of this Agreement after notice of non-renewal, Company shall provide Employee all compensation and benefits to which Employee is entitled through the date of termination and thereafter Company's obligation hereunder shall cease.

                             Employment Agreement
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3.	Compensation and Benefits.

Salary. The Company shall pay Employee an annual base salary of eighty thousand dollars ($80,000) during the term of Employee's employment, payable in accordance with the Company's semi-monthly payroll disbursement cycle ("Base Compensation"). Employee's base compensation shall be reviewed each year during the term of Employee's employment, provided that the Company's performance criteria are achieved as set forth by the Company each year.

3.1	Vacation and Sick Leave.     Employee will be entitled to four (4) weeks
of vacation, and sick leave equal to six (6) days per year, and 6 personal days. Vacation time, personal days and sick leave shall not be accumulated after the end of any year. Employee's use of vacation time shall be subject to the prior approval of the COO of the Company. Sick leave shall accumulate at the rate of one half day per month.

3.2	Expenses.     With the prior approval of the COO, the Company shall
reimburse Employee for all expenses incurred in connection with his duties on behalf of the Company, provided that Employee shall keep, and present to the Company, records and receipts relating to reimbursable expenses incurred by Employee. Such records and receipts shall be maintained and presented in a format, and with such regularity, as the Company reasonably may require in order substantiating the Company's right to claim income tax deductions for such expenses.

3.3	Benefits.  Employee will be entitled to participate in the employee benefit plans or programs of the Company, including medical and life insurance and ISOP, to the fullest extent possible, subject to the rules and regulations applicable hereto and to standard eligibility and vesting requirements of any coverage and shall be furnished with other services and perquisites appropriate to Employee's position. Without limiting the generality of the foregoing, Employee shall be entitled to Comprehensive medical insurance for Employee and family.


4.	Termination

4.1	Due to Disability

(a)	If Employee becomes unable to perform the duties specified
hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause, Company will the payment of Employee's base salary at its then current rate for a period of (4) weeks following the date Employee is first unable to perform such duties due to such disability or incapacity. Thereafter, Company shall have no obligation for base salary, bonus or other compensation payments to Employee during the continuance of such disability or incapacity. Company will continue to provide benefits to Employee so long as Employee remains employed;

                             Employment Agreement
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(b)	If Employee is unable to perform the duties specified hereunder due to partial or total disability or incapacity resulting from a mental or physical illness, injury or any other cause for a period of TEN (10) consecutive weeks or for a cumulative period of SEVENTY (70) business days during any FIVE (5) month period ("Disability"), then, to the extent permitted by law, Company shall have the right to terminate this Agreement thereafter, in which event Company shall have no further obligations or liabilities hereunder after the date of such termination except Employee will be deemed disabled and eligible for the payments outlined in paragraph 5.1(a). EMPLOYEE REPRESENTS THAT TO THE BEST OF EMPLOYEE'S KNOWLEDGE EMPLOYEE HAS NO MEDICAL CONDITION THAT COULD CAUSE PARTIAL OR TOTAL DISABILITY THAT WOULD RENDER EMPLOYEE UNABLE TO PERFORM THE DUTIES SPECIFIED IN THIS AGREEMENT OTHERWISE THE BENEFITS IN PARAGRAPH 5.1(a) SHALL BE NULL AND VOID.

4.2	Due to Death. If Employee dies during the period of employment,
Employee's employment with Company shall terminate as of the end of the calendar month in which the death occurs. Company shall have no obligation to Employee or Employee's estate for Base Compensation or other form of compensation or benefit other than amounts accrued through the date of Employee's death, except as otherwise required by law or by benefit plans provided at Company expense.

In the event of the termination of Employee's employment due to Employee's death or Disability, Employee or Employee's legal representatives, as the case may be, shall be entitled to:

(a)	In the case of death, unpaid Base Compensation earned or accrued through
Employee's date of death and continued Base Compensation at a rate in effect at the time of death, through the end of one (1) calendar year after which Employee's death occurs or the end of the employment term which ever is the lesser amount;

(b)	Any performance or special incentive bonus earned but not yet paid;

(c)	A pro rata performance bonus for the year in which employment terminates due to death or Disability based on the performance of Company for the year during which such termination occurs or, if performance results are not available, based on the performance bonus paid to Employee for the prior year; and

                             Employment Agreement
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(d)	Any other compensation and benefits to which Employee or Employee's legal representatives may be entitled under applicable plans, programs and agreements of Company to the extent permitted under the terms thereof, including, without limitation, life insurance as provided in Section 4.5 above.

4.3	For Cause. Company may terminate Employee's employment relationship with
Company at any time and with ten (10) days prior notice for Cause.

(a)	For purposes of this Agreement, termination of employment of Employee by the Company for cause means termination for the following reasons: (i) frequent and unjustifiable absenteeism, other than solely by reason of Employee's illness or physical or mental disability; (ii) failing to follow the reasonable instructions of the President; (iii) proven dishonesty materially injurious to the Company or to its business, operations, assets or condition (an "Adverse Effect"); or gross violation of Company policy or procedure after being warned, notified, or Employee's acknowledged, gross or willful misconduct, or willful neglect to act, which misconduct or neglect is committed or omitted by Employee in bad faith and had an Adverse Effect; and

(b)	Company shall have no obligation to Employee for Base Compensation or other form of compensation or benefits, except as otherwise required by law, other than (a) amounts accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.


4.4	Termination Obligations.

(a)	All tangible Company property shall be returned promptly to Company upon termination of the Period of Employment;

(b)	All benefits to which Employee is otherwise entitled shall cease upon
Employee's termination, unless explicitly continued either under this Agreement or under any specific written policy or benefit plan of Company;

(c)	Upon termination of the Period of Employment, Employee shall be deemed to have resigned from all offices and directorships then held with Company or any Affiliate;

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 (d)	Employee's obligations under this Section 5.5 on Termination
Obligations, Section 6 on Confidentiality and Non-Disclosure, Section 8 on Inventions, Section 9 on Arbitration, and Section 11 on Non-Competition shall survive the termination of the Period of Employment and the expiration or termination of this Agreement; and

(e)	Following any termination of the Period of Employment, Employee shall cooperate fully with Company in all matters relating to completing pending work on behalf of Company and the orderly transfer of work to other employees of Company. Employee shall also cooperate in the defense of any action brought by any third party against Company that relates in any way to Employee's acts or omissions while employed by Company.

5.	Confidentiality and Non-Disclosure.

Employee agrees to abide by the terms of the Confidentiality and Non-Disclosure Agreement, and proprietary information policies now in effect by the Company or as may be established in the future.

6.	Company Property.

All products, records, designs, patents, plans, data, manuals, brochures, memoranda, devices, lists and other property delivered to Employee by or on behalf of the Company, all confidential information including, but not limited to, lists of potential customers, prices, and similar confidential materials or information respecting the business affairs of the Company, such as hardware manufacturers, software developers, networks, strategic partners, business practices regarding technology and schedules, legal actions and personnel information, and all records compiled by Employee which pertain to the business of the Company, and all rights, title and interest now existing or that may exist in the future in and to any intellectual property rights created by Employee for the Company, in performing Employee's duties during the term of this Agreement shall be and remain the property of the Company. Employee agrees to execute and deliver at a future date any further documents that the Company, determines may be necessary or desirable to perfect the Company's ownership in any intellectual or other property rights.

7.	Arbitration.

7.1	Arbitral Claims. To the fullest extent permitted by law, all disputes between Employee (and Employee's attorneys, successors and assigns) and Company (and its Affiliates, shareholders, directors, officers, employees, agents, successors, attorneys and assigns) of any kind whatsoever, including, without limitation, all disputes arising under this Agreement ("Arbitral Claims"), shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Company and Employee) shall be considered third-party beneficiaries of the rights and obligations created

                             Employment Agreement
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by this Section on Arbitration. Arbitral Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state or local law, statute or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitral Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the Nevada Fair Employment and Housing Act;

7.2	Procedure. Arbitration of Arbitral Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitral Claims.

7.3	 Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitral Claim. Notwithstanding the foregoing, either party
may, at its option, seek injunctive relief.   All arbitration hearings under
this Agreement shall be conducted in Las Vegas, Nevada. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE;



7.4	Arbitrator Selection and Authority. All disputes involving Arbitral
Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have authority to award equitable relief, damages, costs and fees to the same extent that, but not greater than, a court would have. The fees of the arbitrator shall be split between both parties equally, unless this would render this Section of Arbitration unenforceable, in which case the arbitrator shall apportion said fees so as to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitral Claims, including, but not limited to, whether any particular claim is arbitral and whether all or any part of this Agreement is void or unenforceable;

7.5	Continuing Obligations. The rights and obligations of Employee and
Company set forth in this Section on Arbitration shall survive the termination of Employee's employment and the expiration of this Agreement.

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8.	Prior Agreements; Conflicts of Interest. Employee represents to Company:
(a) that there are no restrictions, agreements or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee's execution or performance of this Agreement; (b) none of the information supplied by Employee to Company or any representative of Company or placement agency in connection with Employee's employment by Company misstated a material fact or omitted information necessary to make the information supplied not materially misleading; and (c) Employee does not have any business or other relationship that creates a conflict between the interests of Employee and the Company.

9.	Non-Competition.  During the term of this Agreement Employee shall not:

9.1	Start employment with, offer consulting services to, or otherwise become involved in, advise or participate on behalf of any other company, entity or individual, in the field of the Company; and

9.2	Individually or through any agent, for Employee's benefit or on behalf of any other person or entity (i) solicit employees of the Company, to entice them to leave the Company; or (ii) solicit or induce and third party now or at any time during the term of this Agreement who is providing services to the Company, through license, contract, partnership, or otherwise to terminate or reduce their relationships with the Company.


10.	Miscellaneous Provisions.

10.1	Authority.	Each party hereto represents and warrants that it has full
power and authority to enter into this Agreement and to perform this Agreement in accordance with its terms.

10.2	Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

10.3	Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

10.4	Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

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10.5	Severability.  In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

10.6	Amendment.  This Agreement may be amended only in writing executed by the parties hereto.

10.7	Attorney's Fees.  In the event of a dispute the prevailing party shall be entitled to be reimbursed for its legal fees by the other party.

10.8	Finality of Agreement.  The document, when executed by the parties, supersedes all other agreements of the parties with respect to the matters discussed.

	IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.

"EMPLOYEE"


_________________________________
Michael James Blackburn

National Asset Recovery Corp.


By: _____________________________
	William Forhan CEO

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